Exhibit 10.4
                              EMPLOYMENT AGREEMENT




         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between BNP Residential Properties, Inc. (the "Company"), and Eric S. Rohm (the "Executive"), effective as of August 1, 2005 (the "Effective Date").

         WHEREAS, the Company desires to insure the availability the Executive's services, and the Executive is willing to render his services, all on the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Executive agree as follows:

1. Employment. On the terms and conditions set forth in this Agreement, the Company hereby employs the Executive during the Employment Term (as defined in Section 2) as the Vice President and General Counsel of the Company, and the Executive hereby accepts such employment.

2. Term. This Agreement shall be effective for a term which shall commence on the Effective Date and shall continue until terminated by either party by providing at least one (1) years prior written notice (the "Notice Period") of the effective date of such termination to the other party (the "Employment Term").

3. Duties of Executive. The Executive agrees to undertake the duties and responsibilities inherent in the position of Vice President and General Counsel, which may encompass different or additional duties as may, from time to time, be reasonably assigned by the Company's Board of Directors (the "Board of Directors"), and the duties and responsibilities undertaken by the Executive may be reasonably altered or modified from time to time by the Board of Directors, provided, however, that the Executive's duties and responsibilities shall be no less than those traditionally inherent in the position of Vice President and General Counsel. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes thereof that are applicable to the employees of the Company in general. During the Employment Term, except as approved by the Company's Board of Directors (including any approval given before the date of this Agreement), the Executive will devote his full business time and efforts to the business of the Company and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation that competes, conflicts or materially interferes with the performance of his duties hereunder in any way. The Executive may engage in non-competitive personal or charitable activities for reasonable periods of time each month so long as such activities do not interfere with the Executive's responsibilities under this Agreement.

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4.       Compensation and Benefits.

         4.1. Base Salary. During the Executive's employment under this Agreement, the Executive shall receive a base salary at an annual rate of $200,000, payable in cash in accordance with the Company's payroll practices generally applicable to the Company's senior executives (the "Base Salary"). The Base Salary shall be subject to increases, in the sole discretion of the Board of Directors or a committee appointed by the Board of Directors, at such times as salary reviews are conducted generally for the Company's senior executives.

         4.2. Annual Bonus. During the Executive's employment under this Agreement, in the sole discretion of the Board of Directors, the Company may pay to the Executive an annual bonus (an "Annual Bonus"). The terms, conditions and amount of an Annual Bonus, if any, shall be determined by the Board of Directors or a committee appointed by the Board of Directors in its sole and absolute discretion.

         4.3. Stock-Based Compensation. During the Executive's employment under this Agreement, the Executive shall be eligible to participate in such incentive stock plans as may be maintained by the Company from time to time for senior executives. The Executive's awards under such plan, if any, shall be determined by the administrator of the plan. The Executive shall be granted 30,000 restricted shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Company's Amended and Restated 1994 Stock Option and Incentive Plan, as amended May 19, 2005 (the "Stock Incentive Plan"), subject to the terms and conditions of the Restricted Stock Agreement attached hereto as Exhibit A.

         4.4. Benefit Plans. During the Employment Term, the Executive shall be entitled to (i) participation in such employee retirement and welfare benefit plans, programs, policies and arrangements as maintained by the Company from time to time, provided, however, the Company shall pay 100% of the cost of coverage under the Company's health insurance plan for the Executive and the eligible family members of the Executive under the health insurance plan; (ii) reasonable vacation allowed on an annual basis consistent with the Executive's duties and responsibilities, provided, however, that any vacation time accrued but not used during a calendar year shall not carry forward from year to year; (iii) paid holidays, leave of absence, leave for illness, funeral leave and temporary disability leave in accordance with the policies of the Company; and (iv) perquisites as from time to time provided by the Company to its senior executives.

         4.5. Life Insurance. The Company will pay for an annually renewable term life insurance policy, based on standard rates, on behalf of the Executive in the amount of $400,000, and the Company will pay any Federal, state or local income and employment taxes incurred by the Executive as a result of such payment by the Company. In the event the Executive does not qualify for a standard rate life insurance policy, at the Executive's election either (i) the Company shall reduce

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                  the amount of the  benefit  provided to the  Executive  to the extent necessary for the cost of the life insurance policy to the Company to equal the cost of a standard rate policy, or
                  (ii) the Executive may pay the difference between the actual cost of the policy to the Company and the cost of a standard rate policy. The Company, in its sole discretion, may review and increase the amount of such insurance policy upon each anniversary of the Effective Date.

         4.6.     Expenses.   During  the  Executive's   employment  under  this
                  Agreement, the Company shall reimburse the Executive for ordinary and reasonable out-of-pocket expenses incurred by the Executive in the performance of the employment duties under this Agreement, provided that the Executive shall account to the Company for such expenses in accordance with the employee business expense policies and practices of the Company.

5.       Termination of Employment.

         5.1. Dismissal without Cause and Resignation for Good Reason, During the Employment Term.

                  5.1.1. Dismissal without Cause. The Company may terminate the Executive's employment under this Agreement at any time during the Employment Term without Cause (as defined in Section 5.1.4) by giving written notice thereof to the Executive at least 30 days before the effective date of such termination. Upon such termination, the Executive shall be entitled to the compensation as provided in Sections 5.1.3 and 5.3 of this Agreement.

                  5.1.2. Resignation for Good Reason. The Executive may terminate his employment under this Agreement at any time during the Employment Term for Good Reason (as defined in Section 5.1.5) by giving written notice thereof to the Company at least 30 days before the effective date of such termination. Such notice shall specify in reasonable detail the Good Reason based upon which the Executive intends to terminate his employment. Upon such termination, the Executive shall be entitled to such compensation as provided in Sections 5.1.3 and 5.3 of this Agreement.

                  5.1.3. Payment upon Termination without Cause or for Good Reason. If the Executive's employment under this Agreement is terminated during the Employment Term either by the Company without Cause or by the Executive for Good Reason, and such termination is not in connection with a Change in Control, the Executive shall be entitled to the following:

                           A. As consideration for the Executive's obligations under the restrictive covenants set forth in Section 7, a cash lump sum payment, paid within 30 days after the effective date of termination, equal to (1) the "Severance Period," which shall be

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                                    equal to the  lesser  of (x) the  number  of
                                    whole and fractional  years remaining in the
                                    Employment  Term, and (y) the Notice Period,
                                    times  (2) the  sum of (i)  the  Executive's
                                    Base Salary in effect immediately before the
                                    date  written  notice  of  termination   was
                                    given,  and (ii) the  average  annual  bonus
                                    (whether   paid  under  this   Agreement  or
                                    otherwise)   determined   and  paid  to  the
                                    Executive  for the three  years  immediately
                                    preceding   the  date   written   notice  of
                                    termination was given, or, if as of such date the Executive has been employed by the Company for less than three years, such shorter period as to which the Executive has been both employed and eligible to receive an annual bonus.

                           B. During the Severance Period, or, if earlier, until the Executive becomes re-employed with another employer, the Company shall continue to provide health, dental, life and
                                    disability   insurance   benefits   to   the
                                    Executive on terms and  conditions  at least
                                    equal  to  those   which   would  have  been
                                    provided to the Executive in accordance with
                                    the plans and programs described in Sections
                                    4.4(i)  and  4.5 of  this  Agreement  if the
                                    Executive's    employment   had   not   been
                                    terminated.    In   the   event   that   the
                                    Executive's  participation  in any such plan
                                    or program is barred by  applicable  law, or
                                    in the  Company's  discretion  such benefits
                                    cannot be provided  without  adverse  income
                                    tax  consequences  to  the  Company  or  the
                                    Executive,  the  Company  shall  arrange  to
                                    provide   the   Executive    with   benefits
                                    substantially  similar  to those  which  the
                                    Executive would otherwise have been entitled
                                    to receive  under  such  plans and  programs
                                    from  which   continued   participation   is
                                    barred.

                           C. Accelerated vesting of the outstanding but unvested restricted shares evidenced by the Restricted Stock Agreement attached hereto as Exhibit A, as provided therein.

                           D. Accelerated vesting of any outstanding but unvested Company stock options and shares of restricted stock of the Company issued to the Executive during the Employment Term (other than those evidenced by the Restricted Stock Agreement attached hereto as Exhibit A), such that the number of restricted shares that would have become vested and the number of option shares that would have become vested and exercisable during the Severance Period if the Executive had been continuously employed during that period shall become vested as of the effective date of the Executive's termination.

                           E. With respect to each dividend record date occurring during the Severance Period, a cash payment equal to the ordinary dividend

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                                    that would have been payable to Executive
                                    with respect to any share of restricted
                                    stock of the Company granted to the
                                    Executive that is forfeited upon Executive's termination of employment. Subject to
                                    Section 8 hereof, such cash payment will be made on the same day, or as soon as practicable after, the corresponding dividend is paid to shareholders.

                  5.1.4.   Definition of "Cause." "Cause" means:

                           A.       a   deliberate   or   intentional   material
                                    misrepresentation by the Executive in the Executive's relations with the Company;

                           B. the commission of a crime by the Executive which constitutes a felony or a misdemeanor which involves moral turpitude or which has a material adverse effect on the Company, its business, reputation or interests;

                           C. a material breach of any contract or agreement between the Executive and the Company (including this Agreement) or a
                                    material   breach  by  the  Executive  of  a
                                    fiduciary duty or responsibility to the Company, which has not been cured within the time periods (if any) specified by the Board of Directors;

                           D. the Executive's abuse of drugs or alcohol which affects the Executive's ability to perform the Executive's duties under this Agreement or otherwise; or

                           E. the willful, negligent or wanton misconduct of the Executive which results in material damage to the Company, its business, reputation or interests.

                  5.1.5. Definition of "Good Reason." "Good Reason" means any of the following if implemented by the Company without the Executive's written consent and not cured or corrected by the Company within 30 days after notice thereof by the Executive to the Company under
                           Section 5.1.2:

                           A. an assignment to the Executive of any duties, responsibilities or status materially and adversely inconsistent with, or which constitute a material adverse change in, the Executive's current position, duties, responsibilities or status with the Company;

                           B. a material adverse change in the Executive's current reporting responsibilities, title or office;

                           C.       a   reduction   by   the   Company   of  the
                                    Executive's Base Salary;

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                           D.       a material  violation of the  provisions  of
                                    Sections 4.3, 4.4 or 4.5 of this  Agreement;
                                    or

                           E. a change in the Executive's principal work location by more than 50 miles.

                           The determination of the amount of any compensation and benefits or other payments to be paid or provided to or in respect of the Executive under this Agreement shall be made without regard to any reduction therein constituting Good Reason.

         5.2. Death, Disability, Termination for Cause or without Good Reason or Termination at the End of the Employment Term.

                  5.2.1. Dismissal for Cause. The Company may terminate the Executive's employment under this Agreement for Cause at any time during the Employment Term by (i) giving written notice thereof to the Executive specifying in reasonable detail the basis for the Cause upon which the Company intends to terminate the Executive's employment, and (ii) effecting such termination by a majority vote of the non-management members of the Board of Directors. The effect of such termination is provided in Section 5.2.4.

                  5.2.2. Resignation without Good Reason. The Executive may terminate the Executive's employment under this Agreement without Good Reason at any time during the Employment Term by giving written notice thereof to the Company at least 30 days before the effective date of such termination, which notice may be waived in whole or in part by the Company in its sole discretion. The effect of such termination is provided in Section 5.2.4.

                  5.2.3. Termination upon Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Executive has a Disability as defined in this Section, the Company may terminate his employment under this Agreement by notifying the Executive thereof at least 30 days before the effective date of termination. For purposes of this Agreement, "Disability" shall mean any medically determinable physical or mental impairment which has lasted for a continuous period of not less than 180 days and which renders the Executive unable to perform the Executive's material duties under this Agreement. If there is any dispute between the parties as to the Executive's Disability, the Company shall select or approve a physician whose determination as to the Executive's Disability shall bind the parties hereto. The effect of a termination due to the Executive's death or Disability is provided in Section 5.2.4.

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                  5.2.4.   Effect of Dismissal  for Cause,  Resignation  without
                           Good Reason, Termination upon Death or Disability or Termination at the End of the Employment Term. If the
                           Executive's   employment   under  this  Agreement  is
                           terminated at any time during the Employment Term by the Company for Cause, by the Executive without Good Reason, or due to the Executive's death or Disability as provided in this Agreement, or if the Executive's employment terminates at the end of the Employment
                           Term, the Executive shall be entitled to receive compensation only as provided in Section 5.3 of this Agreement.

         5.3. Payment of Base Salary upon Termination. Upon a termination of the Executive's employment under this Agreement for any reason, the Company shall pay or cause to be paid to the Executive his Base Salary earned but unpaid as of the effective date of termination, payable in cash on or before the day on which the Executive would have been paid such amount if his employment hereunder had not been terminated, but in no event later than the date as required by law.

         5.4. No Duty to Mitigate. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and except as provided in
                  Section 5.1.3.B, such amounts shall not be reduced whether or not the Executive obtains other employment.

6.                Change in Control.

         6.1. Benefits upon Change in Control or Termination of the Executive's Employment without Cause in Contemplation of a Change in Control. In the event (i) a Change in Control occurs while the Executive is employed by the Company under this Agreement, or (ii) the Executive's employment during the Employment Term is terminated by the Company without Cause in contemplation of a Change in Control, the Executive shall be entitled to the following:

                           A. As consideration for the Executive's obligations under the restrictive covenants set forth in Section 7., a lump sum cash payment, paid immediately before the effective  date of the  Change  in  Control,
                                    equal to the  product  of (i) the  number of
                                    whole and fractional  years remaining in the
                                    Employment  Term as of either the  effective
                                    date  of  the   Change  in  Control  or  the
                                    termination  of  employment,  as applicable,
                                    times (ii) the  Executive's  Base  Salary at
                                    the rate in effect  immediately  before  the
                                    effective  date of the  Change in Control or
                                    the    termination   of    employment,    as
                                    applicable,   provided,  however,  that  the
                                    Executive shall not be entitled to such lump
                                    sum payment if, prior to the effective  date
                                    of the Change in Control,  the  Executive is
                                    offered  and  accepts   employment   by  the
                                    Company, the successor to the Company or the

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                                    person or  entity  effecting  the  Change in
                                    Control, following the Change in Control;

                           B. A lump sum cash payment, paid immediately before the effective date of the Change in Control, equal to the "Fair Market Value" (as defined in the Stock Incentive Plan and determined immediately before the Change in Control) of 25,000 shares of Common Stock (as adjusted in the manner provided in Section 3(c) of the Stock Incentive Plan in the event of any stock dividend, stock split or similar change in capitalization affecting the Common Stock which occurs after the Effective Date and before a Change in Control);

                           C. A lump sum cash payment, paid immediately before the effective date of the Change in Control, equal to the sum of each "Special Dividend Amount" (as defined below) with respect to any Special Dividend (as defined below) paid while the Executive is employed under this Agreement and before a Change in Control;

                           D. Full and immediate vesting, immediately before the Change in Control, of all Company stock options and shares of restricted stock of the Company issued to the Executive and outstanding but not vested as of the effective date of the Change in Control or the effective date of termination of employment by the Company without Cause in contemplation of a Change in Control, as applicable.

                  For purposes of this Section 6.1, any termination of the Executive's employment by the Company without Cause during the Employment Term within 90 days before a Change in Control shall be presumed to be a termination in contemplation of a Change in Control.

                  For purposes of Section 6.1.C., a Special Dividend shall mean a dividend that (i) exceeds previous customary amounts, (ii) exceeds cash flow from operations for the period and (iii) follows a significant asset disposition or refinancing. The Special Dividend Amount shall be the product of (x) the per share amount of a Special Dividend designated as being in excess of an ordinary dividend and as being related to proceeds from a significant asset disposition or refinancing and (y) 25,000 shares of Common Stock (as adjusted in the manner provided in Section 3(c) of the Stock Incentive Plan in the event of any stock dividend, stock split or similar change in capitalization affecting the Common Stock which occurs after the Effective Date and before any Special Dividend payment date). The designation referred to in the preceding sentence shall be made at the time of a Special Dividend declaration and shall be made by the non-management members of the Board of Directors of the Company. Such designation shall be in the sole discretion of the non-management members of the Board of Directors of the Company so long as they determine the amount in good faith.

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         6.2.     Definition  of "Change  in  Control."  A "Change  in  Control"
                  means, consistent with section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations and guidance issued thereunder:

                  A. The acquisition by any person other than the Company or any employee benefit plan of the Company, or more than one person acting as a group, together with stock held by such person or group, of beneficial ownership of more than 50% of the total fair market value or total voting power of the Company's then outstanding voting securities;

                  B. Any person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of 35% or more of the total voting power of the Company's then outstanding voting securities;

                  C. A majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board of Directors who were members of the Board of Directors prior to the initiation of the replacement; or

                  D. Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Company immediately prior to the initiation of the acquisition.

         6.3. Non-Duplication of Benefits. Notwithstanding the foregoing, in the event the Executive's employment during the Employment Term is terminated by the Company without Cause in contemplation of a Change in Control and prior to the Change in Control the Executive has received the cash lump sum payment described in Section 5.1.3.A of this Agreement, the aggregate of the cash lump sum payments described in Section 6.1.A, B and C shall be reduced, but not below zero, by the amount of the cash lump sum payment received by the Executive pursuant to Section 5.1.3.A. The Executive hereby irrevocably waives the right to receive benefits under any severance or similar plan or policy of the Company if the Executive is entitled to receive a payment under Section 5.1. or Section 6.1.

         6.4. Tax on Excess Parachute Payments. Notwithstanding anything in this Agreement to the contrary, the Executive shall be responsible for payment of any and all taxes imposed with respect to any and all payments and other benefits the Executive receives under this Agreement, including but not limited to any excise tax imposed by Section 4999 of the Code.

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7.       Restrictive Covenants.

         7.1. Competition. During the Employment Term and, if the Executive's employment under this Agreement is terminated for any reason other than the termination of the Employment Term or death, for one year after the effective date of such termination, the Executive shall not: (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of a Competitor (as defined in Section 7.5.); (ii) become a director, officer, employee, consultant or lender of, or be compensated by, a Competitor; or (iii) solicit any client of the Company on behalf of or for the benefit of a Competitor. Notwithstanding the foregoing, the Executive may own up to 1% of a publicly-traded Competitor.

         7.2. Confidential Information. The Executive shall at all times hold in a fiduciary capacity for the benefit of the Company all secret, confidential or proprietary information, knowledge or data relating to the Company, and all of its businesses, which shall have been obtained by the Executive during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement) including, but not limited to, information regarding clients and agents of the Company ("Confidential Information"). During the
                  Executive's employment with the Company and after the termination of such employment, the Executive shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information to any Person other than the Company and those designated by it or use any Confidential Information except for the benefit of the Company, provided that the Executive may make disclosures to comply with the law or legal process. Immediately upon termination of the Executive's employment with the Company at any time and for any reason, the Executive shall return to the Company all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of Confidential Information.

         7.3. Solicitation of Employees. During the Employment Term and, if the Executive's employment under this Agreement is terminated for any reason other than the expiration of the Employment Term or death, for one year after the effective date of such termination, the Executive shall not: (i) solicit, participate in or promote the solicitation of any person who was employed by the Company at any time during the six-month period prior to the Executive's termination of employment under this Agreement to leave the employ of the Company; or (ii) on behalf of himself or any other Person, hire, employ or engage any such person. The Executive further agrees that, during such time, if an employee of the Company contacts the Executive about prospective employment, the Executive will inform such employee that he cannot discuss the matter further without informing the Company.

         7.4. Remedies for Breach. The Executive agrees that damages in the event of any breach of Sections 7.1. through 7.3. by the Executive would be difficult to ascertain. The Executive therefore agrees that, notwithstanding anything in this

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

                  Agreement to the contrary, including but not limited to the provisions of Section 15, the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

         7.5.     Definitions.

                  7.5.1. Competitor. For purposes of Section 7, "Competitor" means any Person that sells goods, provides services or is engaged in any business which is directly competitive with those sold, provided or engaged in by the Company at the relevant time.

                  7.5.2. Company. For purposes of Section 7, "Company" means BNP Residential Properties, Inc., its subsidiaries and affiliates and the successors thereof.

                  7.5.3. Person. For purposes of Section 7, "Person" means any individual or entity, including but not limited to any corporation, trust, sole proprietorship, joint venture or partnership.

         7.6. Survival of Section 7. The Executive agrees that the non-competition agreements, non-disclosure agreements and non-employment agreements in this Section 7 each constitute separate agreements independently supported by good and adequate consideration and, notwithstanding anything in this Agreement to the contrary, shall be severable from the other provisions of, and shall survive, this Agreement.

8. Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated to commence payment or distribution to the Executive of any amount that constitutes nonqualified deferred compensation within the meaning of section 409A of the Code earlier than the earliest permissible date under section 409A of the Code that such amount could be paid without additional taxes or interest being imposed under section 409A of the Code. The Company and the Executive agree that they will execute any and all amendments to this Agreement as may be necessary to ensure compliance with the distribution provisions of section 409A of the Code.

9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if hand-delivered or sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of notice to the Company, if hand-delivered to the Chairman of

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

         the Board or sent by registered or certified mail to the Company's principal executive offices addressed to the Chairman of the Board.

10. Withholding Taxes. The Company shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Company under applicable law.

11. Successors and Assigns. The rights, duties and obligations of a party hereunder may not be assigned, delegated or assumed without the prior written consent of the other party, provided that the Company may assign this Agreement to any parent or subsidiary thereof, without the Executive's consent, and such assignment shall not constitute, a termination of the Executive's employment hereunder. Nothing herein shall cause a termination of this Agreement upon the acquisition, reorganization, or merger of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or permitted assigns. Nothing herein shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

12. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Company with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof, including but not limited to that Executive Employment Contract between Company and Executive dated December 1, 2002, which agreement is hereby terminated and cancelled.

13. Amendment and Waiver. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. No waiver of any term or condition of this Agreement shall be effective unless agreed to in writing between the parties.

14. Governing Law and Severability. This Agreement shall be governed by the laws of the State of North Carolina (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of North Carolina) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Arbitration. Disputes regarding the Executive's employment with the Company, including, without limitation, any dispute under this Agreement which cannot be resolved by negotiations between the Company and the Executive, but excluding any disputes regarding the Executive's compliance with Section 7, shall be submitted to, and solely determined by, final and binding arbitration conducted by Jams/Endispute, Inc.'s


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

         arbitration rules applicable to employment disputes, and the parties agree to be bound by the final award of the arbitrator in any such proceeding. The arbitrator shall apply the laws of the State of North Carolina with respect to the interpretation or enforcement of any matter relating to this Agreement; in all other cases the arbitrator shall apply the laws of the state specified in the Company's alternative dispute resolution policy as in effect from time to time (if any). Arbitration may be held in North Carolina, or such other place as the parties may mutually agree, and shall be conducted only by a former judge. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement.

ATTEST/WITNESS                              BNP RESIDENTIAL PROPERTIES, INC.


   /s/ Joanna Clark                         By:    /s/ Philip S. Payne
---------------------------------                ------------------------------
                                            Title:    Chairman
                                                   ----------------------------
                                            Date: November 11, 2005


                                            EXECUTIVE


   /s/ Joanna Clark                            /s/ Eric S. Rohm
---------------------------------           -----------------------------------
                                            Eric S. Rohm
                                            Date: November 11, 2005


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                                                                    EXHIBIT A


                           RESTRICTED STOCK AGREEMENT


===============================================================================

                        BNP RESIDENTIAL PROPERTIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION AND
                                 INCENTIVE PLAN

                              GRANTEE: ERIC S. ROHM

                              NO. OF SHARES: 30,000

===============================================================================



         This Agreement (the "Agreement") evidences the award of 30,000 restricted shares (each, an "Award Share," and collectively, the "Award Shares") of the Common Stock of BNP Residential Properties, Inc. (the "Company"), granted to you, Eric S. Rohm, on August 1, 2005 (the "Grant Date"), pursuant to the BNP Residential Properties, Inc. Amended and Restated 1994 Stock Option and Incentive Plan (the "Plan") and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

         1. Terminology. Capitalized words used in this Agreement not defined above are defined in the Glossary at the end of the Agreement.

         2. Vesting. All of the Award Shares are nonvested and forfeitable as of the Grant Date.

                  (a) Vesting Schedule. So long as your employment with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, 10% of the Award Shares will vest and become nonforfeitable on August 1, 2006, and 10% of the Award Shares will vest and become nonforfeitable on each anniversary thereafter, such that 100% of the Award Shares will be vested and nonforfeitable as of August 1, 2015.

                  (b) Vesting Upon a Change in Control. Upon a Change in Control of the Company, all of the Award Shares that remain nonvested and forfeitable as of the effective date of the Change in Control shall become vested and nonforfeitable immediately before the effective date of the Change in Control.

                  (c) Vesting Upon Termination without Cause or for Good Reason. Upon termination of your employment by the Company without Cause or your termination of employment for Good Reason, in addition to the Award Shares vested under Section 2(a) of this Agreement, as of the effective date of your termination, the number of Award Shares that would have become vested and nonforfeitable during the Severance Period had you remained continuously employed during the Severance Period shall become vested and nonforfeitable.

                  (d) Anticipatory Termination. If your employment with the Company ceases due to an Anticipatory Termination, all of the Award Shares that remain nonvested and forfeitable as of the effective date of such termination shall become vested and nonforfeitable immediately before the effective date of the Change in Control.

         3. Termination of Employment. Except as provided in Section 2 of this Agreement, if your employment with the Company ceases for any reason, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited

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


         4. Restrictions on Transfer.

                  (a) Until an Award Share becomes vested and nonforfeitable, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

                  (b) The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

         5. Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company's books. The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you. As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, for such vested Award Shares.

         6. Tax Election and Tax Withholding.

                  (a) The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.

                  (b) You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

         7. Adjustments for Corporate Transactions and Other Events.

                  (a) Stock Dividend, Mergers, Etc. As provided in Section 3(c) of the Plan, the provisions of which are expressly incorporated into this Agreement, in the event of a stock dividend, stock split or similar change in capitalization affecting the Common Stock of the Company, the Administrator shall make appropriate adjustments in the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of such an event. Adjustments under this Section 7 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Award Shares will result from any such adjustments.

                  (b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, as a result of any event described in Section 3(c) of the

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


Plan, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

         8. Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter your employment status with the Company, nor be construed as a contract of employment between the Company and you, or as a contractual right of you to continue in the employ of the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

         9. Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you are entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

         10. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

         11. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


                                    GLOSSARY


                  (a) "Administrator" means the Board of Directors of BNP Residential Properties, Inc. or such committee or committees appointed by the Board to administer the Plan.

                  (b) "Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with BNP Residential Properties, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, "control" means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

                  (c) "Anticipatory Termination" means the termination of your employment by the Company without Cause during the Employment Term in contemplation of a Change in Control. Any termination of your employment by the Company without Cause during the Employment Term and within 90 days before a Change in Control shall be presumed to be a termination in contemplation of a Change in Control, as described in the Employment Agreement.

                  (d) "Cause" has the meaning set forth in the Employment Agreement.

                  (e) "Change in Control" has the meaning set forth in the Employment Agreement.

                  (f) "Company" means BNP Residential Properties, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only BNP Residential Properties, Inc.

                  (g) "Employment Agreement" means the employment agreement between the Company and the Grantee, effective August 1, 2005.

                  (h) "Employment Term" has the meaning set forth in the Employment Agreement.

                  (i) "Good Reason" has the meaning set forth in the Employment Agreement.

                  (j) "Severance Period" has the meaning set forth in the Employment Agreement.

                  (k) "You"; "Your". You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word "you" or "your" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words "you" and "your" shall be deemed to include such person.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.



                                     BNP RESIDENTIAL PROPERTIES, INC.




                                     By:     /s/ Philip S. Payne
                                          -----------------------------------



                                     Date: November 11, 2005



The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

WITNESS:                             GRANTEE




   /s/ Joanna Clark                     /s/ Eric S. Rohm
-----------------------------        ----------------------------------------

                                     Date: November 11, 2005

Enclosure: Prospectus for the BNP Residential Properties, Inc. Amended and Restated 1994 Stock Option and Incentive Plan

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